Exhibit 32

Office Depot, Inc.

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Office Depot, Inc. (the “Company”) for the fiscal year ended December 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bruce Nelson, as Chief Executive Officer of the Company, and Charles E. Brown, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce Nelson

Name:	Bruce Nelson
Title:	Chief Executive Officer
Date:	February 25, 2004

/s/ Charles E. Brown

Name:	Charles E. Brown
Title:	Chief Financial Officer
Date:	February 25, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.